Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-221131 and 333-225611 on Form S-8 of our reports dated February 28, 2023, relating to the financial statements of National Vision Holdings, Inc. and the effectiveness of National Vision Holdings, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
February 28, 2023